UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2015

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut	06506
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number,
Including Area Code	(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2015 (the “execution date”), The United Illuminating Company (“UI”), a wholly owned subsidiary of UIL Holdings Corporation, entered into a Note Purchase Agreement (“NPA”) with a group of institutional accredited investors providing for the sale to such investors of UI’s 4.61% Senior Notes, Series G, due June 29, 2045, in the principal amount of $50 million which was issued on the execution date.

UI is subject to certain covenants under the NPA, including restrictions on liens, mergers and disposition of assets, and the requirement to maintain a ratio of consolidated indebtedness to consolidated capitalization of not greater than 65%.  In addition, the NPA describes typical events of default, including the situation in which UI defaults on indebtedness in the aggregate principal amount of at least $10 million, which could result in the requirement that such indebtedness be accelerated and repaid.

A copy of the NPA is attached hereto as Exhibit 4.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits – The following exhibits are filed as part of this report:

4.1	The United Illuminating Company Note Purchase Agreement, dated as of June 29, 2015, for $50,000,000 4.61% Senior Notes, Series G, Due June 29, 2045.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: June 30, 2015	By	/s/ Steven Favuzza
Steven Favuzza
Vice President and Controller